Exhibit 32.1
Certifications of the
Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Acreage Holdings, Inc. (the “Company”), hereby certify, based on our knowledge, that the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William C. Van Faasen
William C. Van Faasen
Interim Chief Executive Officer

/s/ Glen S. Leibowitz
Glen S. Leibowitz
Chief Financial Officer

Date: December 18, 2020